Exhibit g 1 a

AMENDMENT

TO

MASTER CUSTODIAN AGREEMENT

This Amendment (the “Amendment”) to the Master Custodian Agreement is made on the 29th day of April, 2011, by and between The MainStay Funds and Eclipse Funds, each a Massachusetts business trust, Eclipse Funds Inc., a Maryland corporation, and MainStay Funds Trust, a Delaware statutory trust (collectively, the “Funds”), and State Street Bank and Trust Company (”State Street”).

WHEREAS the Funds and Investors Bank & Trust Company (“IBT”) entered into a Custodian Agreement dated June 30, 2005, as amended, modified and supplemented from time to time (the “Custodian Agreement”);

WHEREAS, IBT merged with and into State Street, effective July 2, 2007, with the result that State Street now serves as Custodian under the Custodian Agreement; and

WHEREAS, the Fund has requested that State Street amend the Custodian Agreement and State Street has agreed to do so as an accommodation to the Funds notwithstanding that as amended, the Custodian Agreement is not identical to the form of custodian agreement customarily entered into by State Street as custodian, in order that the services to be provided to the Funds on behalf of its Portfolios by State Street, as successor by merger to IBT, may be made consistently and predictably to the Funds; and

WHEREAS, the parties hereto wish to amend Appendix A of the Agreement in order to revise the list of funds, series and portfolios covered by the Agreement to reflect the addition of a series of MainStay Funds Trust.,

NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.	Amendment of Appendix A. Appendix A of the Agreement is hereby amended by deleting it in its entirety and replacing it with the Appendix A attached hereto, effective at the close of business on April 29, 2011 with respect to the addition of MainStay High Yield Municipal Bond Fund, a new series of MainStay Funds Trust.

2.	Except as modified hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

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ECLIPSE FUNDS

By: /s/ Stephen P. Fisher

Name: Stephen P. Fisher

Title:   President

ECLIPSE FUNDS INC.

By: /s/ Stephen P. Fisher

Name: Stephen P. Fisher

Title:   President

THE MAINSTAY FUNDS

By: /s/ Stephen P. Fisher

Name: Stephen P. Fisher

Title:   President

MAINSTAY VP FUNDS TRUST

By: /s/ Stephen P. Fisher

Name: Stephen P. Fisher

Title:   President

MAINSTAY FUNDS TRUST

By: /s/ Stephen P. Fisher

Name: Stephen P. Fisher

Title:   President

STATE STREET BANK AND TRUST COMPANY

By: /s/ Michael F. Rogers_____

Name: Michael F. Rogers

Title:   Executive Vice President

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Appendix A

to the

Master Custodian Agreement

(as of the close of business on April 29, 2011)

FUND	SERIES / PORTFOLIO

The MainStay Funds	Common Stock Fund
Convertible Fund
Equity Index Fund
Flexible Bond Opportunities Fund
Global High Income Fund
Government Fund
High Yield Corporate Bond Fund
Income Builder Fund
International Equity Fund
Large Cap Growth Fund
MAP Fund
Money Market Fund
Principal Preservation Fund
Tax Free Bond Fund

Eclipse Funds Inc.	High Yield Opportunities Fund

Eclipse Funds	Balanced Fund
U.S. Small Cap Fund

MainStay VP Funds Trust	VP Balanced Portfolio
VP Bond Portfolio
VP Cash Management Portfolio
VP Common Stock Portfolio
VP Conservative Allocation Portfolio
VP Convertible Portfolio VP Flexible Bond Opportunities Portfolio
VP Floating Rate Portfolio
VP Government Portfolio
VP Growth Allocation Portfolio
VP Growth Equity Portfolio
VP High Yield Corporate Bond Portfolio
VP ICAP Select Equity Portfolio
VP Income Builder Portfolio
VP International Equity Portfolio
VP Large Cap Growth Portfolio
VP Mid Cap Core Portfolio
VP Moderate Allocation Portfolio
VP Moderate Growth Allocation Portfolio
VP S&P 500 Index Portfolio
VP U.S. Small Cap Portfolio

MainStay Funds Trust	130/30 Core Fund
130/30 Growth Fund

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FUND	SERIES / PORTFOLIO

130/30 International Fund
Cash Reserves Fund
Conservative Allocation Fund
Epoch Global Choice Fund
Epoch Global Equity Yield Fund
Epoch International Small Cap Fund
Epoch U.S. All Cap Fund
Epoch U.S. Equity Fund
Floating Rate Fund
Growth Allocation Fund
Growth Equity Fund
High Yield Municipal Bond Fund
ICAP Equity Fund
ICAP Global Fund
ICAP International Fund
ICAP Select Equity Fund
Indexed Bond Fund
Intermediate Term Bond Fund
Moderate Allocation Fund
Moderate Growth Allocation Fund
Retirement 2010 Fund
Retirement 2020 Fund
Retirement 2030 Fund
Retirement 2040 Fund
Retirement 2050 Fund
S&P 500 Index Fund
Short Term Bond Fund

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